Exhibit 10.5

$15,500,000

COMMITMENT INCREASE

under

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 11, 2007

and amended and restated as of

June 12, 2009

among

UNITED STATES STEEL CORPORATION

LENDERS PARTY THERETO

THE LC ISSUING BANKS PARTY THERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

COMMITMENT INCREASE

THIS AGREEMENT is dated as of July 20, 2009 between UNITED STATES STEEL CORPORATION (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as Lender (“JPMorgan”) with respect to the Amended and Restated Credit Agreement dated as of May 11, 2007 and amended and restated as of June 12, 2007 (the “Credit Agreement”) among the Borrower, the LENDERS party thereto, the LC ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

Section 2. Increase in Commitments. Pursuant to Section 2.15(c) of the Credit Agreement, the Commitment of JPMorgan shall be increased by $15,500,000 with effect from and including the Increase Effective Date (hereinafter defined). The aggregate principal amount of the Replacement Commitment provided hereunder is equal to the aggregate principal amount of the Commitment of Woodlands Commercial Bank, which was terminated on the Effective Date.

Section 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true both before and after the Increase Effective Date and (ii) no Default will have occurred and be continuing before or after the Increase Effective Date.

Section 4. Effect of Increase. Except as expressly set forth herein, nothing contained herein shall constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7. Effectiveness. This Agreement shall become effective as of the date hereof (the “Increase Effective Date”), subject to the following conditions:

(a) The Administrative Agent shall have received from each party hereto a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b) The mutually agreed fee required to be paid in connection herewith shall have been paid.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES STEEL CORPORATION

By:	/s/ L. T. Brockway
Name:	L. T. Brockway
Title:	Vice President & Treasurer

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director